                                                                    Exhibit 99.5
PRESS RELEASE
Date:       December 12, 2003
Contact:    Stephen D. Conner or Headen B. Thomas
Telephone:  704/731-4205         704/731-4438


                          PIEDMONT NATURAL GAS REPORTS
                         2003 YEAR-END OPERATING RESULTS


CHARLOTTE, NC - At its regular quarterly Board of Directors meeting, Piedmont Natural Gas Company (NYSE: PNY) today reported financial results for the fiscal year and for the fourth quarter ended October 31, 2003, subject to completion of its annual audit.

For the year, the Company reported net income of $74.4 million, or $2.22 per diluted share, which includes an increase in net income of $5.5 million, or $.17 per diluted share, associated with the change in the way it records revenues and cost of gas on volumes delivered but not yet billed beginning this fiscal year. These results compare with net income of $62.2 million, or $1.89 per diluted share, for the 2002 fiscal year. In terms of heating degree days, weather for the 2003 fiscal year was 21% colder than 2002, and 3% colder than normal.

For the three months ended October 31, 2003, the Company's usual seasonal fourth-quarter losses were an improved ($5 million), or ($.15) per diluted share, which includes an increase in net income of $4 million, or $.12 per diluted share, associated with unbilled revenues, compared with ($11.8 million), or ($.36) per diluted share, for the prior-year three-month period.

Non-utility activities contributed $11.4 million to net income, or $.34 per diluted share, for 2003, compared with $11.7 million, or $.35 per diluted share, in 2002.

The Company's interest in SouthStar Energy Services LLC, which is primarily engaged in the unregulated retail natural gas market in Georgia, contributed $6.4 million to net income, or $.19 per diluted share, in 2003, compared with $8.9 million, or $.27 per diluted share, in 2002.

"We set new milestones in fiscal year 2003 for net income and earnings per share," commented Thomas E. Skains, President and CEO. "It was also a historic growth year for the Company. With a successful team effort from many talented and dedicated employees, we closed the transaction to purchase North Carolina Natural Gas (NCNG) from Progress Energy in the fourth quarter, and we look forward to the contributions of our new NCNG division in 2004."

Total throughput for the 2003 fiscal year was 149.1 million dekatherms, including 3.1 million dekatherms due to the effect of delivered but not yet billed volumes, compared with throughput of 126.1 million dekatherms for the previous year. Operations and maintenance expenses for 2003 increased over the prior year primarily due to increases in payroll, benefits and risk insurance costs, the provision for doubtful accounts and NCNG operations.

DIVIDEND DECLARED

At the Company's regular quarterly meeting of its Board of Directors held today, a quarterly dividend on Common Stock of 41.5 cents per share was declared, payable January 15, 2004, to holders of record at the close of business on December 23, 2003.

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CONFERENCE CALL

In conjunction with this fourth-quarter earnings release, you are invited to listen to the conference call that will be broadcast live over the Internet on Monday, December 15, 2003, at 2:30 p.m. Eastern Time, hosted by President and Chief Executive Officer Thomas E. Skains. Log on to the web at www.piedmontng.com and click on Investor Relations, then on Presentations. The conference call will be archived on the Presentations page of the website within the Investor Relations section.

Piedmont Natural Gas
SUMMARY OF OPERATIONS
(in thousands except per share amounts)

                                  THREE MONTHS ENDED                        OCTOBER 31                            % Increase
                                  ------------------                        ----------
                                                                         2003                     2002             (Decrease)
                                                                         ----                     ----             ----------
                                                                                     (Unaudited)
Operating Revenues                                                     $179,425                  $121,478                48%
Cost of Gas                                                             117,553                    75,316                56%
Margin                                                                   61,872                    46,162                34%
Operations and Maintenance Expenses                                      38,039                    35,224                 8%
Depreciation                                                             17,269                    14,804                17%
General Taxes                                                             5,631                     5,940                -5%
Utility Income Taxes                                                    (3,796)                   (8,588)                56%
Operating Income                                                          4,729                   (1,218)               488%
Other Income (Expense), net                                               1,261                        91              1286%
Utility Interest Charges                                                 10,127                    10,694                -5%
Income Before Minority Interest                                         (4,137)                  (11,821)                65%
Minority Interest                                                         (820)                         0                ---
Net Income                                                             ($4,957)                 ($11,821)                58%
Average Shares of Common Stock:
     Basic                                                               33,582                    32,979                 2%
     Diluted                                                             33,693                    33,152                 2%
Earnings Per Share of Common Stock:
     Basic                                                              ($0.15)                   ($0.36)                58%
     Diluted                                                            ($0.15)                   ($0.36)                58%
System Throughput - Dekatherms                                           24,988                    19,955                25%
Gas Customers Billed in October                                             839                       704                19%
System Average Degree Days - Actual                                         204                       201                 1%
System Average Degree Days - Normal                                         235                       230                 2%
Percent Normal Degree Days                                                  87%                       87%                ---
Twelve Months Ended                                                   OCTOBER 31                                  % Increase
                                                                         2003                      2002           (Decrease)
                                                                         ----                      ----           ----------
                                                                                    (Unaudited)
Operating Revenues                                                   $1,220,822                  $832,028                47%
Cost of Gas                                                             837,942                   496,234                69%
Margin                                                                  382,880                   335,794                14%
Operations and Maintenance Expenses                                     152,107                   133,427                14%

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
Depreciation                                                             63,164                    57,593                10%
General Taxes                                                            24,410                    23,863                 2%
Utility Income Taxes                                                     40,093                    30,784                30%
Operating Income                                                        103,106                    90,127                14%
Other Income (Expense), net                                              12,273                    12,694                -3%
Utility Interest Charges                                                 40,197                    40,604                -1%
Income Before Minority Interest                                          75,182                    62,217                21%
Minority Interest                                                         (820)                         0                ---
Net Income                                                              $74,362                   $62,217                20%
Average Shares of Common Stock:
     Basic                                                               33,391                    32,763                 2%
     Diluted                                                             33,503                    32,937                 2%
Earnings Per Share of Common Stock:
     Basic                                                                $2.23                     $1.90                17%
     Diluted                                                              $2.22                     $1.89                17%
System Throughput - Dekatherms                                          149,052                   126,128                18%
Gas Customers Billed in October                                             839                       704                19%
System Average Degree Days - Actual                                       3,643                     3,004                21%
System Average Degree Days - Normal                                       3,529                     3,534                ---
Percent Normal Degree Days                                                 103%                       85%                21%

PIEDMONT NATURAL GAS

FINANCIAL RESULTS - SELECTED NON-UTILITY ACTIVITIES

Other Income includes net income resulting from the Company's investments in the following non-utility activities (in thousands):


                                                                                   SouthStar                       Pine
                                                                                    Energy           Cardinal     Needle
                                                                  Propane          Services          Pipeline        LNG
                                                                  -------          --------          --------        ---
                                                                                       (Unaudited)
Three Months Ended October 31, 2003                                ($488)           $697              $225          $518

Twelve Months Ended October 31, 2003                               1,148           6,390               972         2,136


Three Months Ended October 31, 2002                                ($581)          ($949)             $253          $650

Twelve Months Ended October 31, 2002                                (982)          8,862               972         2,301


Forward-Looking Statement
This press release contains forward-looking statements. These statements are based on management's current expectations and information currently available and are believed to be reasonable and are made in good faith. However, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the statements. Factors that may make the actual results differ from anticipated results include, but are not limited to, economic conditions; competition from other providers of similar products; and other uncertainties, all of which are difficult to predict and some of which are beyond our control. For these reasons, you should not rely on these forward-looking statements when making investment decisions. The words "expect," "believe," "project," "anticipate," "intend," "should," "could", "will" and variations of such words and similar expressions are intended to identify forward-looking statements. We do not undertake any obligation to update publicly any forward-looking statement, either as a result of new information, future events or otherwise. More information about the risks and uncertainties relating to these forward-looking statements may be found in Piedmont's filings with the SEC on Forms 10-K and Forms 10-Q, which are available on the SEC's website at http://www.sec.gov.

About Piedmont Natural Gas
Piedmont Natural Gas is an energy services company primarily engaged in the distribution of natural gas to 920,000 residential, commercial and industrial utility customers in North Carolina, South Carolina and Tennessee, including 57,000 customers served by municipalities who are wholesale customers. Our subsidiaries are invested in joint venture, energy-related businesses, including unregulated retail natural gas and propane marketing, interstate natural gas storage, intrastate transportation and regulated natural gas distribution. More information about Piedmont Natural Gas is available on the Internet at www.piedmontng.com.

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